Exhibit 4.22
     This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 1, 2008, is among Plains All American Pipeline, L.P., a Delaware limited partnership (“Plains”), Pacific Energy Finance Corporation, a Delaware corporation (“Finance Corp”), each of the parties identified under the caption “Guarantors” on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national association banking corporation, as Trustee.
RECITALS
     WHEREAS, Plains (as successor to Pacific Energy Partners, L.P., a Delaware limited partnership (the “Company”)), Finance Corp (together with Plains, the “Issuers”), the Guarantors named therein and the Trustee entered into an Indenture, dated as of September 23, 2005 (the “Indenture”), pursuant to which the Issuers have issued $175 million in aggregate principal amount of 6 1/4% Senior Notes due 2015 (the “Notes”);
     WHEREAS, the Company has merged with and into Plains on November 15, 2006 (the “Merger”), and Plains is the survivor of the Merger;
     WHEREAS, the Issuers, the Guarantors named therein and the Trustee entered into a First Supplemental Indenture, dated as of November 15, 2006, to effect certain amendments to the Indenture related to the Merger;
     WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 thereof, without the consent of the Holders of the Notes;
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE I
     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE II
     Section 2.01. From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.
ARTICLE III
     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its General Partner

By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Senior Vice President -- Finance and Treasurer

PACIFIC ENERGY FINANCE CORPORATION
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President -- Finance and Treasurer

GUARANTORS: PLAINS MIDSTREAM GP LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Senior Vice President -- Finance and Treasurer

PLAINS MIDSTREAM, L.P.
By:	Plains Midstream GP LLC, its general partner

By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Senior Vice President -- Finance and Treasurer

PLAINS MIDSTREAM CANADA ULC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Vice President -- Finance and Treasurer

PLAINS TOWING LLC
By:	/s/ Al Swanson
	Name:	Al Swanson
	Title:	Senior Vice President -- Finance and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Assistant Vice President